EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

National Health Investors, Inc.

Murfreesboro, Tennessee

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 33-72370, No. 33-85398 and No. 333-167208) and on Form S-8 (No. 333-127179) of National Health Investors, Inc. of our reports dated February 15, 2012, relating to the consolidated financial statements, financial statement schedules and the effectiveness of National Health Investors, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Nashville, Tennessee

February 15, 2012

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